Exhibit 23

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-224724, 333-215050, 333-184313, and 333-161419) of our report dated March 28, 2019, relating to the consolidated financial statements of Iconix Brand Group, Inc. which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 28, 2019